EXHIBIT 10.67
RETAINER STOCK AGREEMENT
     THIS RETAINER STOCK AGREEMENT (the “Agreement”) is made as of the __ day of _________, 20__, by and between Citizens Republic Bancorp, Inc. (the “Company”) and the undersigned grantee (the “Grantee”), pursuant to the Citizens Republic Bancorp, Inc. Stock Compensation Plan (the “Plan”). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.
     WHEREAS, the Compensation and Human Resources Committee of the Board of Directors has resolved to permit directors to elect to receive payment of their annual retainer fee and their committee chair fees in the form of Company Common Stock reserved under the Plan on the terms set forth in this Agreement;
     WHEREAS, as required by the Plan, this Agreement sets forth the terms of the deemed grants pursuant to such arrangement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:
     1. Retainer Stock Award. Subject to the terms and conditions hereof and of the Plan, $_______ (the “Total Retainer Amount”), representing 100% of the Grantee’s [annual retainer fee] [committee chair fee], shall be paid from the Plan on the Grant Date in the form of 100% vested, non-forfeitable Restricted Stock with a Restriction Period of zero days (“Retainer Shares”). In accepting such award, the Grantee acknowledges that he/she has no further right to receive the Total Retainer Amount in cash.
     2. Grant Terms. The number of Retainer Shares to be issued in lieu of a cash payment of the Grantee’s Total Retainer Amount shall be determined by dividing the Total Retainer Amount by the Fair Market Value of the Company’s Common Stock on the Grant Date. The “Grant Date” for purposes of this Agreement shall be the date on which the Total Retainer Amount is due and payable to Grantee. If any fractional share results from the calculation, the number of shares issued shall be rounded down to the nearest whole number and the fraction shall be disregarded.
     3. Non-Assignability of Agreement. The right to receive Retainer Shares under this Agreement shall not be transferable. No purported assignment or transfer of this Agreement, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right whatsoever.
     4. Rights as Shareholder. Grantee shall be considered the record owner of the Retainer Shares and shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Retainer Shares commencing on the Grant Date.
     5. Payment of Taxes. Grantee shall have full responsibility, and the Company shall have no responsibility (except as may be imposed by applicable law), for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to the Retainer Shares. Grantee should seek his or her own tax counsel regarding the taxation of the Retainer Shares.
     6. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary of the Company at the Company’s headquarters. All notices by the Company to Grantee shall be delivered to Grantee personally or addressed to Grantee at Grantee’s last residence address as then contained in the records of the Company or such other address as Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to Grantee at Grantee’s last designated address shall be effective to bind any other person who shall acquire rights hereunder.
     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws principles.

     8. Provisions of Plan Controlling. The provisions of this Agreement are subject to the terms and provisions of the Plan. Except to the extent expressly provided in this Agreement and permitted by the Plan, in the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. Capitalized terms used in this Agreement but not otherwise defined shall have the meaning ascribed to them in the Plan.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GRANTEE	CITIZENS REPUBLIC BANCORP, INC.

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